UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 19, 2010
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7733 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 5.07. Submission of Matters to a Vote of Security Holders.
SIGNATURES

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Effective May 19, 2010, the Board of Directors of Belden Inc. (the “Company”) appointed George Minnich to the Board and to its Audit Committee. Mr. Minnich, age 60, was Senior Vice President and Chief Financial Officer of ITT Corporation, a global multi-industry company engaged in the design and manufacture of a wide range of engineered products and related services. Prior to joining ITT, Mr. Minnich served in various senior financial capacities for United Technologies Corporation and has held various positions with Price Waterhouse, including serving as audit partner. Mr. Minnich also serves as director and audit committee member of the Board of Kaman Corporation and is a director and Chair of the audit committee of the Board of AGCO Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective May 19, 2010, prior to Mr. Minnich’s appointment, the Board amended Section 2 of Article III of the Company’s Third Amended and Restated Bylaws to provide for a board of eleven members.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On May 19, 2010, the Company held its regular Annual Meeting of Stockholders. The stockholders considered one proposal. The proposal was approved.
Proposal 1: Election of 10 directors for a one-year term.

	Shares Voted For	Shares Withheld
David Aldrich	40,902,416	180,690
Lorne D. Bain	39,893,244	1,189,862
Lance C. Balk	41,000,499	82,607
Judy L. Brown	39,989,355	1,093,751
Bryan C. Cressey	40,751,042	332,064
Glenn Kalnasy	40,425,303	657,803
Mary S. McLeod	40,945,041	138,065
John M. Monter	40,910,191	172,915
Bernard G. Rethore	35,004,019	6,079,087
John S. Stroup	40,942,333	140,773
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: May 20, 2010	By:	/s/ Kevin L. Bloomfield
Kevin L. Bloomfield
Senior Vice President, Secretary and General Counsel

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